As filed with the Securities and Exchange Commission on October 25, 2004                          Registration No. 333-58771

____________________________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM S-8

POST-EFFECTIVE AMENDMENT NO. 1

TO

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

__________

ARTESYN TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida

59-1205269

(State or other jurisdiction of incorporation or organization)

(I.R.S. Employer Identification No.)

7900 Glades Road, Suite 500

Boca Raton, Florida  33434

(Address of principal executive offices, including zip code)

ARTESYN TECHNOLOGIES, INC.

1990 PERFORMANCE EQUITY PLAN

(Full title of the plan)

Joseph M. O'Donnell

Chairman, President and Chief Executive Officer

Artesyn Technologies, Inc.

7900 Glades Road, Suite 500

Boca Raton, Florida  33434

(561) 451-1000

(Name, address and telephone number of agent for service)

Copies of all communications to:

Whitney John Smith, Esq.

Kirkpatrick & Lockhart LLP

599 Lexington Avenue

New York, New York  10022-6030

(212) 536-3930

DEREGISTRATION

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-58771) (the "1990 Plan Registration Statement") is filed for the purpose of acknowledging and advising that (i) the Registrant has replaced the Registrant's 1990 Performance Equity Plan (the "1990 Plan") with the Registrant's 2000 Performance Equity Plan, as amended (the "2000 Plan") and (ii) the Registrant has filed a new Registration Statement on Form S-8 on October 25, 2004 for the 2000 Plan (the "2000 Plan Registration Statement").  The 2000 Plan Registration Statement registers an aggregate of 1,465,169 shares of the Registrant's common stock, par value $.01 per share ("Common Stock").  Of the aggregate number of Shares being registered under the 2000 Plan Registration Statement, 1,465,168 shares of Common Stock are hereby carried forward from those shares previously registered under the 1990 Plan Registration Statement, but not issued or otherwise allocated to outstanding awards under the 1990 Plan (the "Unallocated Shares").  As a result of this transfer, the Unallocated Shares will not be available for offer and sale under the 1990 Plan after the effective date of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on this 25th day of October, 2004.

ARTESYN TECHNOLOGIES, INC.

By:/s/ Joseph M. O'Donnell

     Joseph M. O'Donnell

      Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated:

Signature	Capacity	Date

/s/ Joseph M. O'Donnell Joseph M. O'Donnell	Chairman, President and Chief Executive Officer (Principal Executive Officer)	October 25, 2004

/s/ Richard J. Thompson Richard J. Thompson	Vice President - Finance, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	October 25, 2004

/s/ Edward S. Croft, III Edward S. Croft, III	Director	October 25, 2004

Signature	Capacity	Date

/s/ Lawrence J. Matthews Lawrence J. Matthews	Director	October 25, 2004
/s/ Stephen A. Ollendorf Stephen A. Ollendorff	Director	October 25, 2004
/s/ Phillip A. O'Reilly Phillip A. O'Reilly	Director	October 25, 2004
/s/ Bert Sager Bert Sager	Director	October 25, 2004
/s/ A. Eugene Sapp, Jr. A. Eugene Sapp, Jr.	Director	October 25, 2004
/s/ Ronald D. Schmidt Ronald D. Schmidt	Director	October 25, 2004
/s/ Lewis Solomon Lewis Solomon	Director	October 25, 2004
/s/ John M. Steel John M. Steel	Director	October 25, 2004